Doc ID: 009081510012 Type: DEE
Recorded: 02/11/2022 at 11:38:00 AM
Fee Amt: $9,410.00 Page 1 of 12
Fauquier County, VA
Gail H Barb Clerk of Circuit Court
File# 2022-00001905
BK 1717 PG 2108-2119

Parcel ID/Sidwell
Number: GPIN 7900-64-8311 & 7900-63-0903
THIS INSTRUMENT DRAFTED BY:
SUMMIT COMMUNITY BANK, INC
224 South Main Street
Harrisonburg, VA 22801-0000
TELEPHONE NUMBER: (540)442-6776

AFTER RECORDING RETURN TO:
SUMMIT COMMUNITY BANK, INC
310 North Main Street
Moorefield, WV 26836-0000

(Space Above This Line For Recording Data)

COMMERCIAL REAL ESTATE DEED OF TRUST

This COMMERCIAL REAL ESTATE DEED OF TRUST ("Security Instrument") is made on February 10, 2022 by the grantor(s) SMITH-MIDLAND CORPORATION, a Delaware Corporation, whose address is P O BOX 300, MIDLAND, Virginia 22728 ("Grantor"). The trustee is Dennis L SNYDER AND/OR Garth KUNKLE, whose address is 224 S. Main Street, Harrisonburg, VA 22801 ("Trustee"). The beneficiary is SUMMIT COMMUNITY BANK, INC whose address is 224 South Main Street, Harrisonburg, Virginia 22801 ("Lender"), which is organized and existing under the laws of the State of West Virginia. Grantor owes Lender the principal sum of Two Million Eight Hundred Five Thousand and 00/100 Dollars (U.S. $2,805,000.00), which is evidenced by the promissory note dated February 10, 2022. Grantor in consideration of this loan and any future loans extended by Lender up to a maximum principal amount, at any one time, of Two Million Eight Hundred Five Thousand and 00/100 Dollars (U.S. $2,805,000.00) ("Maximum Principal Indebtedness"), and for other valuable consideration, the receipt of which is acknowledged, irrevocably grants, conveys and assigns to Trustee, in trust, with power of sale, the following described property located in the County of Fauquier, State of Virginia:

Address: 29.82 +/- acres, 5225 Catlett Rd, Midland, Virginia 22728
Legal Description: See attached Exhibit A for further description
Parcel ID/Sidwell Number: GPIN 7900-64-8311 & 7900-63-0903

Together with all easements, appurtenances abutting streets and alleys, improvements, buildings, fixtures, tenements, hereditaments, equipment, rents, income, profits and royalties, personal goods of whatever description and all other rights and privileges including all minerals, oil, gas, water (whether groundwater, subterranean or otherwise), water rights (whether riparian, appropriate or otherwise, and whether or not appurtenant to the above-described real property), wells, well permits, ditches, ditch rights, reservoirs, reservoir rights, reservoir sites, storage rights, dams and water stock that may now, or at any time in the

Piedmont Title

EXAMINED & RETURNED

future, be located on and/or used in connection with the above-described real property, payment awards, amounts received from eminent domain, amounts received from any and all insurance payments, and timber which may now or later be located, situated, or affixed on and used in connection therewith (hereinafter called the "Property").

RELATED DOCUMENTS. The words "Related Documents" mean all promissory notes, security agreements, prior mortgages, prior deeds of trust, prior deeds to secure debt, business loan agreements, construction loan agreements, resolutions, guaranties, environmental agreements, subordination agreements, assignments of leases and rents and any other documents or agreements executed in connection with this Indebtedness and Security Instrument, whether now or hereafter existing, including any modifications, extensions, substitutions or renewals of any of the foregoing. The Related Documents are hereby made a part of this Security Instrument by reference thereto, with the same force and effect as if fully set forth herein.

INDEBTEDNESS. This Security Instrument secures the principal amount shown above as may be evidenced by a promissory note or notes of even, prior or subsequent date hereto, including future advances and every other indebtedness of any and every kind now or hereafter owing from SMITH-MIDLAND CORPORATION to SUMMIT COMMUNITY BANK, INC, howsoever created or arising, whether primary, secondary or contingent, together with any interest or charges provided in or arising out of such indebtedness, as well as the agreements and covenants of this Security Instrument and all Related Documents (hereinafter all referred to as the "Indebtedness"). Promissory Note dated February 10, 2022 in the amount of $2,805,000.00 made by Smith-Midland Corporation

FUTURE ADVANCES. To the extent permitted by law, this Security Instrument will secure future advances as if such advances were made on the date of this Security Instrument regardless of the fact that from time to time there may be no balance due under the note and regardless of whether Lender is obligated to make such future advances.

WARRANTIES. Grantor, for itself, its heirs, personal representatives, successors, and assigns, represents, warrants, covenants and agrees with Lender, its successors and assigns, as follows:

Section 55-60 of the Code of Virginia. This Security Instrument shall be construed to impose and confer upon the parties hereto, and the beneficiaries hereunder, all duties, rights and obligations prescribed in Section 55-60 of the Code of Virginia (1950), as amended, and in effect on the date of this Security Instrument, and the following provisions of that section are incorporated in this Security Instrument by short form reference: (a) Exemptions waived; (b) Subject to call upon default; (c) Renewal, extension or reinstatement permitted; (d) Any Trustee may act; and (e) Substitution of Trustee permitted.

Performance of Obligations. Grantor promises to perform all terms, conditions, and covenants of this Security Instrument and Related Documents in accordance with the terms contained therein.

Defense and Title to Property. At the time of execution and delivery of this instrument, Grantor is lawfully seised of the estate hereby conveyed and has the exclusive right to mortgage, grant, convey and assign the Property. Grantor covenants that the Property is unencumbered and free of all liens, except for encumbrances of record acceptable to Lender. Further, Grantor covenants that Grantor will warrant and defend generally the title to the Property against any and all claims and demands whatsoever, subject to the easements, restrictions, or other encumbrances of record acceptable to Lender, as may be listed in the schedule of exceptions to coverage in any abstract of title or title insurance policy insuring Lender's interest in the Property.

Condition of Property. Grantor promises at all times to preserve and to maintain the Property and every part thereof in good repair, working order, and condition and will from time to time, make all needful and proper repairs so that the value of the Property shall not in any way be impaired.

Removal of any Part of the Property. Grantor promises not to remove any part of the Property from its present location, except for replacement, maintenance and relocation in the ordinary course of business.

Alterations to the Property. Grantor promises to abstain from the commission of any waste on or in connection with the Property. Further, Grantor shall make no material alterations, additions, or improvements of any type whatsoever to the Property, regardless of whether such alterations, additions, or improvements would increase the value of the Property, nor permit anyone to do so except for tenant improvements and completion of items pursuant to approved plans and specifications, without Lender's prior written consent, which consent may be withheld by Lender in its sole discretion. Grantor will comply with all laws and regulations of all public authorities having jurisdiction over the Property including, without limitation, those relating to the use, occupancy and maintenance thereof and shall upon request promptly submit to Lender evidence of such compliance.

Due on Sale - Lender's Consent. Grantor shall not sell, further encumber or otherwise dispose of, except as herein provided, any or all of its interest in any part of or all of the Property without first obtaining the written consent of Lender. If any encumbrance, lien, transfer or sale or agreement for these is created, Lender may declare immediately due and payable, the entire balance of the Indebtedness.

Insurance. Grantor promises to keep the Property insured against such risks and in such form as may within the sole discretion of Lender be acceptable, causing Lender to be named as loss payee or if requested by Lender, as mortgagee. The insurance company shall be chosen by Grantor subject to Lender's approval, which shall not be unreasonably withheld. All insurance policies must provide that Lender will get a minimum of 10 days notice prior to cancellation. At Lender's discretion, Grantor may be required to produce receipts of paid premiums and renewal policies. If Grantor fails to obtain the required coverage, Lender may do so at Grantor's expense. Grantor hereby directs each and every insurer of the Property to make payment of loss to Lender with the proceeds to be applied,

only at Lender's option, to the repair and replacement of the damage or loss or to be applied to the Indebtedness with the surplus, if any, to be paid by Lender to Grantor.

Payment of Taxes and Other Applicable Charges. Grantor promises to pay and to discharge liens, encumbrances, taxes, assessments, lease payments and any other charges relating to the Property when levied or assessed against Grantor or the Property.

Environmental Laws and Hazardous or Toxic Materials. Grantor and every tenant have been, are presently and shall continue to be in strict compliance with any applicable local, state and federal environmental laws and regulations. Further, neither Grantor nor any tenant shall manufacture, store, handle, discharge or dispose of hazardous or toxic materials as may be defined by any state or federal law on the Property, except to the extent the existence of such materials has been presently disclosed in writing to Lender. Grantor will immediately notify Lender in writing of any assertion or claim made by any party as to the possible violation of applicable state and federal environmental laws including the location of any hazardous or toxic materials on or about the Property. Grantor indemnifies and holds Lender harmless from, without limitation, any liability or expense of whatsoever nature incurred directly or indirectly out of or in connection with: (a) any environmental laws affecting all or any part of the Property or Grantor; (b) the past, present or future existence of any hazardous materials in, on, under, about, or emanating from or passing through the Property or any part thereof or any property adjacent thereto; (c) any past, present or future hazardous activity at or in connection with the Property or any part thereof; and (d) the noncompliance by Grantor or Grantor's failure to comply fully and timely with environmental laws.

Financial Information. Grantor agrees to supply Lender such financial and other information concerning its affairs and the status of any of its assets as Lender, from time to time, may reasonably request. Grantor further agrees to permit Lender to verify accounts as well as to inspect, copy and to examine the books, records, and files of Grantor.

Lender's Right to Enter. Lender or Lender's agents shall have the right and access to inspect the Property at all reasonable times in order to attend to Lender's interests and ensure compliance with the terms of this Security Instrument. If the Property, or any part thereof, shall require inspection, repair or maintenance which Grantor has failed to provide, Lender, after reasonable notice, may enter upon the Property to effect such obligation; and the cost thereof shall be added to the Indebtedness and paid on Lender's demand by Grantor.

ASSIGNMENT OF LEASES AND RENTS. As additional security for the payment of the Indebtedness and the performance of the covenants contained herein, Grantor hereby assigns and transfers over to Lender any present or future leases, subleases, or licenses of the Property, including any guaranties, extensions, amendments, or renewals thereof, and all rents, income, royalties, and profits derived from the use of the Property or any portion of it, whether due or to become due (collectively the "Rents"). So long as Grantor is not in default, Grantor may receive, collect and enjoy all Rents accruing from the Property, but not more than one month in advance of the due date. Lender may also require Grantor, tenant and any other user of the

Property to make payments of Rents directly to Lender. However, by receiving any such payments, Lender is not, and shall not be considered, an agent for any party or entity. Any amounts collected may, at Lender's sole discretion, be applied to protect Lender's interest in the Property, including but not limited to the payment of taxes and insurance premiums and to the Indebtedness. At Lender's sole discretion, all leases, subleases and licenses must first be approved by Lender.

CONDEMNATION. Grantor shall give Lender notice of any action taken or threatened to be taken by private or public entities to appropriate the Property or any part thereof, through condemnation, eminent domain or any other action. Further, Lender shall be permitted to participate or intervene in any of the above described proceedings in any manner it shall at its sole discretion determine. Lender is hereby given full power, right and authority to receive and receipt for any and all damages awarded as a result of the full or partial taking or appropriation and in its sole discretion, to apply said awards to the Indebtedness, whether or not then due or otherwise in accordance with applicable law. Unless Lender otherwise agrees in writing, any application of proceeds to the Indebtedness shall not extend or postpone the due date of the payments due under the Indebtedness or change the amount of such payments.

GRANTOR'S ASSURANCES. At any time, upon a request of Lender, Grantor will execute and deliver to Lender, and if appropriate, cause to be recorded, such further mortgages, assignments, assignments of leases and rents, security agreements, pledges, financing statements, or such other document as Lender may require, in Lender's sole discretion, to effectuate, complete and to perfect as well as to continue to preserve the Indebtedness, or the lien or security interest created by this Security Instrument.

ATTORNEY-IN-FACT. Grantor appoints Lender as attorney-in-fact on behalf of Grantor. If Grantor fails to fulfill any of Grantor's obligations under this Security Instrument or any Related Documents, including those obligations mentioned in the preceding paragraph, Lender as attorney-in-fact may fulfill the obligations without notice to Grantor. This power of attorney shall not be affected by the disability of the Grantor.

EVENTS OF DEFAULT. The following events shall constitute default under this Security Instrument (each an "Event of Default"):

(a) Failure to make required payments when due under Indebtedness;
(b) Failure to perform or keep any of the covenants of this Security Instrument or a default under any of the Related Documents;
(c) The making of any oral or written statement or assertion to Lender that is false or misleading in any material respect by Grantor or any person obligated on the Indebtedness;
(d) The death, dissolution, insolvency, bankruptcy or receivership proceeding of Grantor or of any person or entity obligated on the Indebtedness;
(e) Any assignment by Grantor for the benefit of Grantor's creditors;
(f) A material adverse change occurs in the financial condition, ownership, or management of Grantor or any person obligated on the Indebtedness; or
(g) Lender deems itself insecure for any reason whatsoever.

REMEDIES ON DEFAULT. Upon the occurrence of an Event of Default, Lender may, without demand or notice, pay any or all taxes, assessments, premiums, and liens required to be paid by Grantor, effect any insurance provided for herein, make such repairs, cause the abstracts of title or title insurance policy and tax histories of the Property to be certified to date, or procure new abstracts of title or title insurance and tax histories in case none were furnished to it, and procure title reports covering the Property, including surveys. The amounts paid for any such purposes will be added to the Indebtedness and will bear interest at the rate of interest otherwise accruing on the Indebtedness until paid. In the event of foreclosure, the abstracts of title or title insurance shall become the property of Lender. All abstracts of title, title insurance, tax histories, surveys, and other documents pertaining to the Indebtedness will remain in Lender's possession until the Indebtedness is paid in full.

IN THE EVENT OF THE SALE OF THIS PROPERTY UNDER THE PROCEDURE FOR FORECLOSURE OF A SECURITY INSTRUMENT BY ADVERTISEMENT, AS PROVIDED BY APPLICABLE LAW, OR IN THE EVENT LENDER EXERCISES ITS RIGHTS UNDER THE ASSIGNMENT OF LEASES AND RENTS, THE GRANTOR HEREBY WAIVES ANY RIGHT TO ANY NOTICE OTHER THAN THAT PROVIDED FOR SPECIFICALLY BY STATUTE, OR TO ANY JUDICIAL HEARING PRIOR TO SUCH SALE OR OTHER EXERCISE OF RIGHTS.

Upon the occurrence of an Event of Default, Lender may, without notice unless required by law, and at its option, declare the entire Indebtedness due and payable, as it may elect, regardless of the date or dates of maturity thereof and, if permitted by state law, is authorized and empowered to cause the Property to be sold at public auction. Whenever Default shall have occurred and if directed by the Lender, the Trustee shall execute the trust created by this Deed of Trust and in doing so shall have the rights and may exercise all of the powers set forth in Sections 55-59 through 55-59.4 of the Code of Virginia of 1950, as amended, and in effect on the date of this Deed of Trust in addition to those setout herein. The Trustee, upon being requested by the Lender, acting in execution of this trust, shall sell all or any part of the property hereby conveyed at public auction for cash upon the premises or at the front door of the courthouse of the County or City wherein the said property is located, after first advertising the time, place and terms of sale once a week for two successive weeks in a newspaper having a general circulation in the County or City where the property to be sold, or some part of it, is located. The Trustee shall convey the same to, and at the cost of, the purchaser thereof, who shall not be required to see the application of the purchase money, and from the proceeds of said sale, shall pay, FIRST, all proper costs, charges and expenses associated with executing the trust, including a Trustee's commission of 5.000% of the gross amount of sale, or the sum of $0.00, whichever is greater, and reasonable attorneys' fees; SECOND, all taxes, levies and assessments, with costs and interest; THIRD, all sums secured by this deed of trust and the balance, if any, shall be paid by the Trustee to those entitled, including inferior lien holders provided, however, that the Trustee as to such balance shall not be bound by any inheritance, devise, conveyance, assignment or lien or upon the grantor's equity, without actual notice thereof prior to distribution. The recitals in the Trustee's deed shall be prima facie evidence of the truth of the statements made in it. If Lender chooses to invoke the power of sale, Lender or Trustee will provide notice of sale pursuant to applicable law. Any such sale or a sale made pursuant to a judgment or a decree for the foreclosure hereof may, at the option of Lender, be

made en masse. The commencement of proceedings to foreclose this Security Instrument in any manner authorized by law shall be deemed as exercise of the above option.

Upon the occurrence of an Event of Default, Lender shall immediately be entitled to make application for and obtain the appointment of a receiver for the Property and of the earnings, income, issue and profits of it, with the powers as the court making the appointments confers. Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor.

NO WAIVER. No delay or failure of Lender to exercise any right, remedy, power or privilege hereunder shall affect that right, remedy, power or privilege nor shall any single or partial exercise thereof preclude the exercise of any right, remedy, power or privilege. No Lender delay or failure to demand strict adherence to the terms of this Security Instrument shall be deemed to constitute a course of conduct inconsistent with Lender's right at any time, before or after an event of default, to demand strict adherence to the terms of this Security Instrument and the Related Documents.

SUBSTITUTE TRUSTEE. Lender, at its option, may from time to time remove Trustee and appoint a successor trustee to any Trustee appointed hereunder. Without conveyance of the Property, the successor trustee shall succeed to all the title, power and duties conferred upon Trustee herein and by applicable law.

JOINT AND SEVERAL LIABILITY. If this Security Instrument should be signed by more than one person, all persons executing this Security Instrument agree that they shall be jointly and severally bound, where permitted by law.

SURVIVAL. Lender's rights in this Security Instrument will continue in its successors and assigns. This Security Instrument is binding on all heirs, executors, administrators, assigns, and successors of Grantor.

NOTICES AND WAIVER OF NOTICE. Unless otherwise required by applicable law, any notice or demand given by Lender to any party is considered effective: (i) when it is deposited in the United States Mail with the appropriate postage; (ii) when it is sent via electronic mail; (iii) when it is sent via facsimile; (iv) when it is deposited with a nationally recognized overnight courier service; (v) on the day of personal delivery; or (vi) any other commercially reasonable means. Any such notice shall be addressed to the party given at the beginning of this Security Instrument unless an alternative address has been provided to Lender in writing. To the extent permitted by law, Grantor waives notice of Lender's acceptance of this Security Instrument, defenses based on suretyship, any defense arising from any election by Lender under the United States Bankruptcy Code, Uniform Commercial Code, as enacted in the state where Lender is located or other applicable law or in equity, demand, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor and any other notice.

TO THE EXTENT PERMITTED BY LAW, GRANTOR WAIVES ANY RIGHT TO NOTICE, OTHER THAN THE NOTICE PROVIDED ABOVE, AND WAIVES ANY RIGHT TO ANY HEARING, JUDICIAL OR OTHERWISE, PRIOR TO LENDER EXERCISING ITS RIGHTS UNDER THIS SECURITY INSTRUMENT.

NOTICE - THE DEBT SECURED HEREBY IS SUBJECT TO CALL IN FULL OR THE TERMS THEREOF BEING MODIFIED IN THE EVENT OF SALE OR CONVEYANCE OF THE PROPERTY CONVEYED.

WAIVER OF APPRAISEMENT RIGHTS. Grantor waives all appraisement rights relating to the Property to the extent permitted by law.

LENDER'S EXPENSES. Grantor agrees to pay all expenses incurred by Lender in connection with enforcement of its rights under the Indebtedness, this Security Instrument or in the event Lender is made party to any litigation because of the existence of the Indebtedness or this Security Instrument, as well as court costs, collection charges and reasonable attorneys' fees and disbursements.

ASSIGNABILITY. Lender may assign or otherwise transfer this Security Instrument or any of Lender's rights under this Security Instrument without notice to Grantor. Grantor may not assign this Security Instrument or any part of the Security Instrument without the express written consent of Lender.

GOVERNING LAW. This Security Instrument will be governed by the laws of the State of Virginia including all proceedings arising from this Security Instrument.

SEVERABILITY. If a court of competent jurisdiction determines any term or provision of this Security Instrument is invalid or prohibited by applicable law, that term or provision will be ineffective to the extent required. Any term or provision that has been determined to be invalid or prohibited will be severed from the rest of the Security Instrument without invalidating the remainder of either the affected provision or this Security Instrument.

WAIVER OF JURY TRIAL. All parties to this Security Instrument hereby knowingly and voluntarily waive, to the fullest extent permitted by law, any right to trial by jury of any dispute, whether in contract, tort, or otherwise, arising out of, in connection with, related to, or incidental to the relationship established between them in this Security Instrument or any other instrument, document or agreement executed or delivered in connection with this Security Instrument or the Related Documents.

UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. This Security Instrument is intended to be both a real property mortgage and a security agreement within the meaning of the Uniform Commercial Code as adopted in the state where the Property is located and includes both real and personal property and all other rights and interests for any of the items specified above, whether tangible or intangible in nature, of Grantor in the Property. Grantor, by executing and delivering this Security Instrument hereby grants Lender a security interest in the Property as security for the Indebtedness, to the full extent that the Property may be subject to the Uniform Commercial Code. Grantor agrees that Lender may file this Security Instrument, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified above as part of the Property. Any reproduction of this Security Instrument shall be sufficient as a financing statement. In addition, Grantor agrees to execute and deliver to Lender upon Lender's request any financing statements that Lender may require to perfect a security interest with respect to said items.

Grantor shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Lender may require. Without the prior written consent of Lender, Grantor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in such items, including replacements and additions thereto. Upon any Event of Default under this Security Instrument, Lender shall have the remedies of a secured party under the Uniform Commercial Code and, at Lender's option, may also invoke the remedies provided in this Security Instrument. In exercising any of said remedies, Lender may proceed against the items of real property and any items of personal property specified above as part of the Property separately or together and in any order whatsoever, without in any way affecting the availability of Lender's remedies under the Uniform Commercial Code or of the remedies in this Security Instrument to the extent permitted by law.

ORAL AGREEMENTS DISCLAIMER. This Security Instrument represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

By signing this Security Instrument, each Grantor acknowledges that all provisions have been read and understood.

SMITH-MIDLAND CORPORATION

2/10/22

By: ASHLEY B SMITH Date
Its: President/CEO

BUSINESS ACKNOWLEDGMENT

STATE OF VIRGINIA)
COUNTY OF FAUQUIER)
)

This instrument was acknowledged on the 10th day of February, 2022, by ASHLEY B SMITH, President/CEO on behalf of SMITH-MIDLAND CORPORATION, a Delaware Corporation, who personally appeared before me. In witness whereof, I hereunto set my hand and, if applicable, official seal.

My commission expires: 8/31/2025

Identification Number 137063

(Official Seal)

EDIE H. FISHBACK
NOTARY PUBLIC
REGISTRATION # 137063
COMMONWEALTH OF VIRGINIA
MY COMMISSION EXPIRES
AUGUST 31, 2025